LEASE

TERMS AND DEFINITIONS

Date: July 1, 2014

Landlord: Roy Parker

Landlord's Mailing Address:

2703 S. Jefferson
Mt. Pleasant, TX 75455
Titus County

Tenant: Brent Nelms c/o Wisdom Homes of America, Inc.

Tenant's Mailing Address:

500 NNE Loop 323
Tyler, TX 75708
Smith County

Premises:

Approximate acreage: 2.0 acres out of the southwest corner of Exhibit "A"

Legal description:	Described in Exhibit "A" attached hereto and made a part of this instrument for all purposes
Street Address/Suite:	2715 S. Jefferson, Mt. Pleasant, TX 75455
Base Rent (monthly):	$2,500.00 per month or $55,000.00 paid in advance (22 months plus two months free) due on the commencement date.
Term (months):	Twenty Four (24) months
Commencement Date:	July 1, 2014
Termination Date:	June 30, 2016
Security Deposit:	None
Use:	Ordinary and usual business practices for manufactured homes sales only.

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Amount of Liability Insurance:

Death/Bodily Injury: $1,000,000.00

Property: $ 500,000.00

"Rent" means base rent plus any other sums of money due Landlord by Tenant.

"Landlord" means Landlord and its agents, employees, invitees, licensees, or visitors.

"Tenant" means Tenant and its agents, employees, invitees, licensees, or visitors.

"Essential Service" means ingress and egress for water, and utility connections reasonably necessary for occupancy of the premises for the use stated above.

LEASE CLAUSES AND COVENANTS

A. Tenant agrees to --

1. Lease the premises for the entire term beginning on the commencement date and ending on the termination date.

2. Accept the premises in their present condition "AS IS," the premises being currently suitable for Tenant's intended use.

3. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the premises, including the rules and regulations of the building adopted by Landlord.

4. Pay, as additional rent, all other sums due under this lease.

5. Pay for all utility services used by Tenant and not provided by Landlord.

6. Pay Tenant's pro rata share of any utility services provided by Landlord.

7. Allow Landlord to enter the premises to perform Landlord's obligations, inspect the premises, and show the premises to prospective purchasers or tenants.

8. Repair, replace, and maintain any part of the premises that Landlord is not obligated to repair, replace, or maintain, normal wear accepted.

9. Repair any damage to the premises caused by Tenant.

10. Submit in writing to Landlord any request for repairs, replacement, and maintenance that are the obligations of Landlord.

11. Maintain public liability insurance for the premises and the conduct of Tenant's business, naming Landlord as an additional insured, in the amounts stated in the basic lease terms and definitions, and upon request provide monthly to Landlord proof insurance in the amounts required by this lease.

12. Maintain insurance on Tenant's personal property.

13. Deliver certificates of insurance to Landlord before the commencement date and thereafter when requested.

14. Indemnify, defend, and hold Landlord harmless from any loss, attorney's fees, expenses, or claims arising out of use of the premises.

15. Deliver to Landlord a financing statement perfecting the security interest.

16. Vacate the premises on termination of this lease.

17. Timely pay property taxes for improvements subsequently made by Tenant and Tenant's personal property and inventory on the premises, less and except offsets and credits for the real property taxes to be paid by Landlord.

B. Tenant agrees not to --

1. Use the premises for any purpose other than that stated in the basic lease terms and definitions.

2. (a) Create a nuisance, (b) interfere with any other tenant's normal business operations or Landlord's management of the building, (c) permit any waste, or (d) use the premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the premises.

3. Change Landlord's lock system, if applicable.

4. Alter the premises without the Landlord's consent.

5. Allow a lien to be place on the premises.

6. Assign this lease or sublease any portion of the premises without Landlord's written consent.

C. Landlord agrees to --

1. Lease to Tenant the premises for the entire term beginning on the commencement date and ending on the termination date.

2. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the building.

3. Provide ingress and egress for normal utility service connections to the premises, but neither provide actual utilities nor pay the utility bills incurred by Tenant at the premises.

4. Timely pay real property taxes on the premises, less and except offsets and credits for improvements subsequently made by Tenant and Tenant's personal property and inventory on the premises.

D. Landlord agrees not to --

1. Interfere with Tenant's possession of the premises as long as Tenant is not in default.

2. Unreasonably withhold consent to a proposed assignment or sublease.

E. Landlord and Tenant agree to the following:

1. **Alterations.** Any physical additions or improvements to the premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at termination of this lease and at Tenant's expense, remove any physical additions and improvements, repair any alterations, and restore the premises to the condition existing at the commencement date, normal wear excepted.

2. **Abatement.** Tenant's covenant to pay rent and Landlord's covenants are independent of each other. Except, as otherwise provided. Tenant shall not be entitled to abate rent for any reason.

3. **Release of Claims/Subrogation.** Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the premises, or personal property within the premises, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant. This release applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

4. **Notice to Insurance Companies.** Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

5. **Casualty/Total or Partial Destruction.** (a) If the premises are damaged by casualty and can be restored within ninety days, Landlord will, at its expense, restore the premises to substantially the same condition as they existed before the casualty. If Landlord fails to complete restoration within ninety days from the date of written notification by Tenant to Landlord of the casualty, Tenant may terminate his lease by written notice to Landlord. (b) If the premises cannot be restores within ninety days, Landlord has an option to restore or not to restore the premises. If Landlord chooses not to restore, this lease will terminate. If Landlord chooses to restore, it will notify Tenant of the estimated time to restore and give Tenant an option to terminate this lease by notifying Landlord within ten days. If Tenant does not terminate this lease, it shall continue and Landlord shall restore the premises as

provided in (a) above. (c) To the extent the premises are untenantable after the casualty and the damage was not caused by Tenant, the rent will be adjusted as may be fair and reasonable.

6. **Condemnation/Substantial or Partial Taking.** (a) If the premises cannot be used for the purposes contemplated by this lease because of condemnation or purchase in lieu of condemnation, this lease will terminate. (b) If there is a condemnation or purchase in lieu of condemnation and this lease is not terminated, Landlord will, at Landlord's expense, restore the premises, and the rent payable during the unexpired portion of the term will be adjusted as may be fair and reasonable. (c) Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

7. **Uniform Commercial Code.** Tenant grants Landlord a security interest in Tenant's personal property not or subsequently located on the premises. This lease is as security agreement under the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.

8. **Default by Landlord/Events.** Defaults by Landlord are (a) failing to comply with any provision of this lease within thirty days after written notice or (b) failing to provide essential services to Tenant within ten days after written notice.

9. **Default by Landlord/Tenant's Remedies.** Tenant's remedies for Landlord's default are to (a) sue for damages, and (b) if Landlord does not provide an essential service for thirty days after default, terminate this lease.

10. **Default by Tenant/Events.** Defaults by Tenant are (a) failing to pay timely rent, (b) abandoning or vacating a substantial portion of the premises, or (c) failing to comply within ten days after written notice with any provision of this lease other than the defaults set forth in (a) and (b) above.

11. **Default by Tenant/Landlord's Remedies.** Landlord's remedies for Tenant's default are to (a) enter and take possession of the premises, after which Landlord may relet the premises on behalf of Tenant and receive the rent directly by reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the premises and perform Tenant's obligations; or (c) terminate this lease by written notice and sue for damages. Landlord may enter and take possession of the premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any person who may be occupying the premises, until the default is cured, without being liable for damages.

12. **Default/Waiver/Mitigation.** It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by Law. Landlord and Tenant have a duty to mitigate damages.

13. **Security Deposit.** If Tenant defaults, Landlord may use any security deposit to pay arrears of rent, to repair any damage or injury, or to pay any expense or liability incurred by Landlord as a result of the default.

14. **Holdover.** If Tenant does not vacate the premises following termination of this lease, Tenant shall be a tenant at will and shall vacate the premises on receipt of notice from

Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the term.

15. **Alternative Dispute Resolution.** Landlord and Tenant shall submit in good faith to mediation before filing a suit for damages, subject to paragraph 23 below.

16. **Attorney's Fees.** If either party retains an attorney to enforce this lease, the prevailing party is entitled to recover reasonable attorney's fees.

17. **Venue.** Venue is in the county in which the premises are located.

18. **Entire Agreement.** This lease, together with the attached exhibits and riders, is the entire agreement of the parties, and there are no oral representations, warranties, agreements, or promises pertaining to this lease or to the expressly mentioned exhibits and riders not incorporated in writing in this lease.

19. **Amendment of Lease.** This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

20. **Limitation of Warranties.** There are no implied warranties of merchantability, of fitness for a particular purpose, or of any other kind arising out of this lease, and there are no warranties that extend beyond those expressly stated in this lease.

21. **Notices.** Any notice required by this lease shall be deemed to be delivered (whether or not actually received) when deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to Landlord or Tenant at their addresses.

22. **Abandoned Property.** Landlord may retain, destroy, or dispose of any property left on the premise at the end of the term.

23. **Arbitration.** Landlord and Tenant agree that, following mediation all unresolved issues shall be resolved by binding arbitration. Absent an agreement to use other rules, the arbitration will be controlled by the American Arbitration Association's Commercial Arbitration Rules.

24. **Advertisement of Premises.** During the last thirty days of the Lease, Landlord may place a sign on the premises advertising the premises for rent or sale.

25. **Lease Extension Option.** Tenant shall have the option to extend this lease upon the termination of the existing lease as long as all terms and conditions have been adhered to by Tenant.

The lease option shall be exercised by a written notice delivered to Landlord sixty days before the termination date of the original lease term, or before April 30th, 2016. If the lease extension option is not timely exercised, the lease shall expire by its express terms.

Tenant's rights under this option shall terminate if (1) the lease or Tenant's right to possession of the premises is terminated, (2) Tenant assigns its interest in the lease or sublets any portion of the premises, (3) Tenant fails to timely exercise the option, or (4) default exists at the time Tenant seeks to exercise the option.

July 1, 2014

LANDLORD

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Roy Parker

TENANT

Wisdom Homes of America, Inc.

BY: ______________________________
Brent Nelms

EXHIBIT A



299'
GRASS
SECTION C
GRASS
185'
SECTION C
GRASS
SECTION B
GRASS
TREE
PIPE FENCE
110'
14' GATE
PIPE FENCE
GRASS
170'
GRASS
150'
140'
GRASS
SECTION A
OFFICE
PAVED
PAVED
210'
GRASS
GRASS
24' GATE
225'